LOAN AGREEMENT

        THE PROMISSORY NOTE TO BE ISSUED PURSUANT HERETO HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED,
     AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED
        UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION
               REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.


     THIS LOAN AGREEMENT (this "Agreement"), dated as of the 15th day of June, 2001 (this "Agreement"), is entered into by and between SCIENTIFIC ENERGY, INC., a Nevada corporation (the "Debtor"), and TODD B. CROSLAND, an individual resident of Salt Lake County, Utah ("Creditor").

                                  Agreement

     FOR AND IN CONSIDERATION of the mutual promises and covenants contained herein and the mutual benefit to the parties to be derived from this Agreement, it is hereby agreed as follows:

                                  SECTION I
                                   The Loan

     1.1 Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Debtor herein set forth, Creditor hereby agrees to lend to Debtor the aggregate sum of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (the "Loan").

     1.2 Disbursement. The amount of the Loan shall be disbursed by Creditor upon request of Debtor and upon satisfaction of all conditions precedent thereto set forth in this Agreement as provided below on one or more dates (each, a "Funding Date").

     1.3 Conditions to Advance. Notwithstanding any other provision of this Agreement, Creditor shall have no obligation to make any advance hereunder if the conditions precedent to the making of such advance specified in section III hereof have not been satisfied or if an event of default or unmatured event of default shall have occurred and be continuing.

     1.4 Interest. The unpaid principal amounts advanced under the Loan, plus any accrued but unpaid interest, outstanding from time to time shall bear interest at the rate of the PRIME interest rate, as per annum, compounded monthly, for the actual number of days such amount is outstanding based on a 360-day year. Upon the occurrence and during the continuation of an Event of Default, any unpaid principal amount of the Loan, and any overdue interest, shall bear interest at a rate of the greater of: (a) ten percent (10%) per annum or (b) three percent (3%) plus PRIME per annum, compounded monthly, computed for the actual number of days such amount is outstanding based on a 360-day year.

     1.5 Repayment. The principal amount of the Loan, together with all accrued but unpaid interest, shall be due and payable on the date that is thirty (30) days after demand therefor is given by the Creditor, which demand shall not occur before the date that is one year from the date hereof.

                                    Note

     2.1 The Note. The obligation of Debtor to repay the Loan of Creditor shall be evidenced by a promissory note(s) ("Note" or "Notes") of Debtor in the form attached as Exhibit "A" hereto, dated the date of each borrowing hereunder (or such other date as Debtor and Creditor agree upon), payable to the order of Creditor, in accordance with the terms of this Agreement. The Loan shall be payable, together with interest as provided therein, on the terms and conditions more particularly set forth in such Note(s). Every term contained in the Notes shall be deemed incorporated into this Agreement. To the extent any provision of the Notes shall be deemed to be inconsistent with the provisions of this Agreement, however, the provisions of this Agreement shall control.

                                 SECTION III
                            Conditions of Lending

     The obligation of Creditor to make the Loan is subject to the following conditions:

     3.1 Certain Documents. All the following documents shall have been received by Creditor on or before each Funding Date:

     (a) Resolutions of Debtor's board of directors approving and authorizing the execution, delivery, and performance of this Agreement, the Note, and all other documents delivered in connection herewith (the "Loan Documents") executed by it, certified as of the date of this Agreement by Debtor's corporate secretary or an assistant secretary;

     (b) Certificates from the duly authorized officer of Debtor to the effect that it has satisfied each term, covenant, or condition required to be kept, observed, or met as a condition precedent to making this Loan;

     (c) The Note in the form of Exhibit "A" attached hereto, drawn to the order of Creditor, executed as appropriate by Debtor;

     (d)     This Agreement executed by Debtor and Creditor;

     (f)     Such other documents as Creditor may reasonably request.

     3.2 Representations and Warranties True. The representations and warranties of Debtor contained in this Agreement shall be true on and as of each Funding Date, except for inaccuracies that are not in the aggregate material.

     3.3 Compliance with Covenants. Debtor shall have performed, and be in compliance with, in all material respects, all of its agreements and covenants under this Agreement.

     3.4 Absence of Event of Default. No Default or Event of Default shall exist.

     3.5 Financial Condition. Debtor shall have furnished such information concerning the financial condition of Debtor as Creditor shall reasonably request, and such information shall be satisfactory to Creditor and its representatives. Such information shall include evidence that there has been no adverse change in the financial condition of Debtor since the immediately preceding Funding Date. There shall not then be pending against Debtor any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy, insolvency, reorganization or similar laws of the United States or of any state thereof, or any other action affecting the rights of creditors of Debtor brought under the aforesaid laws.

     3.6 Legal Matters. All proceedings in connection with the Loan, all documents incident thereto, and all legal matters in connection with the transactions by Debtor to be financed hereunder shall be satisfactory in form and substance to Creditor and Creditor's counsel, and Creditor shall have received all approvals, opinions or documents that Creditor or its counsel may reasonably have requested in connection with the Funding, all in form and substance satisfactory to Creditor.

     3.7 Access to Information; Due Diligence. Creditor and his representatives shall have had access to such information and records of Debtor as Creditor shall have reasonably requested, and all such information and records shall be satisfactory to Creditor and its representatives.

     3.8 Other Matters. Creditor shall have received from Debtor such other agreements, certificates, instruments and documents as Creditor may reasonably request to evidence or carry out the transactions contemplated by this Agreement.

                                  SECTION IV
                        Representations and Warranties

     To induce the Creditor to extend its commitment hereunder and to make the Loan hereunder, Debtor represents, covenants and warrants to Creditor and agrees as follows:

     4.1 Organization. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except to the extent the failure to so qualify would not materially and adversely affect the business, operations, properties, assets or condition of Debtor. Debtor has full power and authority to own or lease and to operate and use its assets and to carry on its business as now conducted.

     4.2 Authority of Debtor. Debtor has taken all action required by law, its articles of incorporation or articles of organization, its bylaws or operating agreement, or otherwise to authorize the execution and delivery of the Loan Documents and the consummation of the transactions herein contemplated. Debtor has full power and authority to execute, deliver and perform all of the Loan Documents. This Agreement is, and the Loan Documents will be on their execution and delivery as contemplated hereby, the legal, valid, and binding agreements of Debtor, enforceable between the parties in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, or other laws affecting enforcement of creditors' rights generally and by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Debtor's articles of incorporation or bylaws, or violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any encumbrance upon any of the assets of Debtor, under any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Debtor or any of its assets are subject or by which Debtor is bound.

     4.3 Title to Property. Debtor has good and marketable title to all of the personal and real properties as reflected on Debtor's most recent balance sheet, free and clear of all encumbrances, and such imperfections of title that are not individually or in the aggregate material or such as will materially interfere with the conduct of Debtor's business. No UCC financing statement covering any of the Stockholders' Equity is on file in any public office.

     4.4 Executive Offices. Debtor has not had its principal executive office in any state other than Utah at any time since its organization.

     4.5 Absence of Certain Changes or Events. Since the date of the most recent financial statements delivered to Creditor, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Debtor, or (ii) any damage, destruction, or loss to Debtor (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Debtor, taken as a whole.

     4.6 Governmental Authorizations. Debtor has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct the businesses of Debtor in all material respects as conducted on the date of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Debtor of this Agreement and the consummation by Debtor of the transactions contemplated hereby.

     4.7 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of Debtor, threatened by or against, or affecting Debtor or the properties of Debtor, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Debtor has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     4.8 Material Contract Defaults. Debtor is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Debtor, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment.

     4.9 Taxes. All federal, state, local, and foreign tax returns and tax reports required to be filed by or on behalf of Debtor have been filed with the appropriate governmental agency and all jurisdictions in which such reports are required to be filed, and all taxes which have become due pursuant to such tax returns or to any assessment which has become payable have been paid. Proper and accurate amounts of taxes have been withheld by or on behalf of Debtor with respect to all compensation paid to employees of Debtor for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws.

     4.10 Third-Party Consents. No contract, agreement, lease, or other commitment, written or oral, to which Debtor is a party or to which any of its properties or assets are subject require the consent of the other party in order to consummate the transactions herein contemplated, except where the failure to obtain such consent would not have a material adverse effect on the business, operations, properties, or assets or condition of Debtor.

     4.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Debtor is a party or to which any of its properties or operations are subject, except where such breach or default would not have a material adverse effect on the business, operations, properties, or assets or condition of Debtor.

     4.12 Compliance With Laws and Regulations. Debtor has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Debtor or except to the extent that noncompliance would not result in the incurrence of any material liability for Debtor.

     4.13 Insurance. All of the insurable properties of Debtor are insured for the benefit of Debtor in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility. Debtor shall also maintain general public liability insurance against claims for personal injury, death, or property damage upon, in, or about Debtor's properties or operations, affording protection and in such amounts reasonable and customary in the circumstances with insurance carriers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at all times when any portion of the Note remains unpaid.

     4.14 Insolvency Proceedings. No person has filed any proceeding in any court in any jurisdiction asserting that Debtor is insolvent, fails to pay its debts as they become due, or otherwise should become subject to any Debtor Relief Law (as defined in section 8.1 below).

                                  SECTION V
                            Affirmative Covenants

     5.1 Punctual Payment and Performance. Debtor shall duly and punctually pay the principal and interest on the Loan and all other amounts provided for in this Agreement, or any other Loan Document, and shall perform all its obligations and covenants under all Loan Documents.

     5.2 Title to Properties. Debtor shall maintain good and marketable title to the Stockholders' Equity, free and clear of all encumbrances. Debtor shall warrant and forever defend its right, title and interest in and to its assets against the claims and demands of every person whatsoever claiming or which may claim the same or any part thereof.

     5.3 Use of Loan Proceeds. Debtor will utilize all of the proceeds from the Loan contemplated hereby for general corporate purposes, including payment of administrative and overhead expenses.

     5.4 Continuation of Business. Debtor will use its best efforts consistent with prudent business practices to preserve and maintain its business and business organization intact; to preserve its goodwill; to pay its obligations as they mature; to retain its employees; and to retain its relationships with investors, suppliers, and customers.

     5.5 Compliance with Laws. Debtor will take all reasonably necessary actions to comply with applicable statutes and regulations governing the activities and operations of Debtor and will maintain its legal existence and right to carry on its business in each state or other jurisdiction in which it now conducts business.

     5.6 Defective Execution. Debtor will promptly cure or cause to be cured any defect in the execution or delivery of this Agreement and any other instruments executed in connection with this transaction.

     5.7 Additional Documents. Debtor will promptly execute and deliver, or cause to be executed and delivered, any other instruments or documents which Creditor may reasonably request or which may be required in order to consummate the transactions contemplated by this Agreement.

     5.8 Financial and Other Reports. So long as any balance due under the Note remains outstanding, Debtor shall transmit to Creditor, within ninety
(90) days after the end of each fiscal year of Debtor and within forty-five
(45) days after the end of each fiscal quarter (other than the fourth fiscal quarter), a copy of its financial statements for the fiscal year or quarter then ended. At the request of Creditor, Debtor shall provide to Creditor summaries of current activities, results of operations and other matters. In addition, Creditor's duly authorized representatives, on five (5) days' prior notice, shall have the right to inspect and audit the books and records of Debtor during regular business hours.

                                  SECTION VI
                              Negative Covenants

     Debtor covenants and agrees that it will not, prior to the satisfaction of all its obligations under the terms of this Agreement and accompanying Note(s), without the prior written consent of Creditor, do any of the following:

     6.1 Restrictions on Liens; Satisfaction of Existing Obligations. Debtor shall not create or incur, or suffer to be created or incurred or to exist, any encumbrance upon any of its Assets, except purchase money security interests, whether now owned or hereafter acquired, or upon the proceeds, income or profits therefrom, and, other than in the ordinary course of its business, Debtor will not discharge or satisfy any lien, mortgage, pledge, charge, security, or other encumbrance on any of its present or future assets, properties, or revenues.

     6.2 Asset Sales. Debtor shall not sell, lease, assign, transfer or otherwise dispose of any of its Assets, except for sales in the ordinary course of Debtor's business.

     6.3 Indebtedness. Other than in the ordinary course of its business, Debtor will not engage in any transaction that would create or result in any additional indebtedness or pay any obligation or liability.

     6.4 Release of Claims. Except in the ordinary course of its business, Debtor will not waive or release any of its rights or claims which have any potential material value.

     6.5 Governmental Compliance. Debtor will not violate in any material respect any law, rule, regulation, order, or ordinance applicable to the conduct of its business or relinquish or terminate any rights, qualifications, licenses, or permits that would materially affect its financial condition or business.

     6.6 Sales of Assets or Corporate Reorganizations. Debtor will not enter into any negotiation or agreement or entertain any proposals relating to the sale of all or substantially all of its assets, or the merger of Debtor with any other corporation or entity.

     6.7 Guarantor or Surety. Debtor will not guarantee or act as surety for any indebtedness of any person.

                                 SECTION VII
                                   Default

     7.1. Events of Default. Upon the occurrence and during the continuance of any one or more of the events hereinafter enumerated ("Events of Default"), the unpaid balance of the principal and all interest then accrued on the Note shall become immediately due and payable, without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Debtor, such events being as follows:

     (a) The failure or refusal of Debtor to pay principal of or interest on the Notes within five (5) days of when the same becomes due in accordance with the terms thereof.

     (b) The failure or refusal of Debtor punctually and properly to perform, observe, and comply with any other covenant or agreement contained in this Agreement and the Notes and such failure or refusal is not cured or remedied within thirty (30) days after Debtor has (or, with the exercise of reasonable investigation, should have) notice thereof.

     (c) Debtor shall (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter), or
(iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Creditor granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally. "Rights" means rights, remedies, powers, and privileges. "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal. "Tribunal" means any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

     (d) The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration or similar proceeding against any of the assets of Debtor, or the loss, theft or destruction of, or occurrence of substantial damage to, a material part of the assets of Debtor, except to the extent adequately covered by insurance.

     (e)     Debtor fails to pay any money judgment against it at least ten
(10) days prior to the date on which any of Debtor's assets may be lawfully sold to satisfy such judgment.

     (f) The discovery by Creditor that any statement, representation, or warranty herein or in any writing delivered to Creditor pursuant to this Agreement, or the Note is false, misleading, or erroneous in any material respect.

If any one or more of the Events of Default specified above shall have happened, the Creditor may, at its option, (i) offset against the amount owed to Creditor any sum or sums owed by Creditor to Debtor, (ii) reduce any claim to judgment, (iii) execute and foreclose all liens or any part thereof, and/or
(iv) proceed to protect and enforce its rights either by suit in equity and/or by action of law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in the Note, or in aid of the exercise granted by the Note, of any right, or to enforce any other legal or equitable right or remedy of the holder of the Note.

     7.2 Procedure on Default. Upon the occurrence of an event of default:

     (a) In the event of default in the payment of said Loan when due or declared due, Creditor, shall have any right or remedy provided by law or in equity;

     (b) The requirement of reasonable notice to Debtor of the time and place of any public sale of the Debtor's assets or of the time after which any private sale, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Debtor at the address designated below, at least 30 days before the date of any public or private sale or other disposition is to be made.

     7.3 Defaults Upon Prior Indebtedness. Upon the default of Debtor of any term, covenant, or condition required to be performed by it on any priority secured indebtedness or the receipt by Debtor from any such priority secured creditor of notice of any default under such indebtedness, whether or not repayment of the indebtedness is accelerated, Debtor shall promptly advise Creditor in writing of the nature and amount of default and of the action, if any, threatened by such priority secured creditor. Notwithstanding Debtor's obligation to cure any and all such defaults, Creditor may, but shall not be obligated to do so, cure such default in the name, place, and stead of Debtor and, in the case of such curative efforts by Creditor, succeed to all of the rights, remedies, and security of such priority secured creditor.

                                 SECTION VIII
                           Miscellaneous Provisions

     8.1 Assignment of Agreement. Except as expressly provided, neither the rights nor the duties of the parties to this Agreement may be assigned or delegated by Debtor in whole or in part without the prior written consent of Creditor.

     8.2 Governing Law. Unless otherwise provided herein, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Utah.

     8.3 Notices. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by second day express delivery:

     If to Creditor, to:     Todd B. Crosland
                             630 North 400 West
                             Salt Lake City, UT  84103
                             Telecopy No.:  (801) 328-3194

If to Debtor, to:            Scientific Energy, Inc.
                             630 North 400 West
                             Salt Lake City, UT  84103
                             Telecopy No.:  (801) 328-3194

or other such addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or two days after the date so sent by second day delivery.

     8.4 Title and Captions. Section titles and captions of this Agreement are for convenience and reference only and shall not be deemed part of this Agreement and shall not be interpreted to define, limit, augment, extend, or describe the scope, content, or intent of any part or parts of this Agreement.

     8.5 Pronouns and Plurals. Whenever the context may require, all pronouns used herein shall include the corresponding masculine, feminine, or neuter forms and the singular form of pronouns and verbs shall include the plural and vice versa. Each of the foregoing genders and plurals is understood to refer to a corporation, partnership, or other legal entity when the context so requires.

     8.6 Further Action. The parties shall execute and deliver all documents and instruments, provide all information, and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

     8.7 Binding Effect Upon Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective heirs, executors, administrators, successors, legal representatives, and assigns; provided, that this provision shall not be construed as permitting assignment, substitution, delegation, or other transfer of rights or obligations, except strictly in accordance with the provisions of this Agreement.

     8.8 Entire Agreement; Integration. This Agreement and the Note to be executed and delivered in accordance herewith constitute the entire agreement among the parties pertaining to the subject matter hereof, and supersede all prior agreements and understandings pertaining thereto. No covenant, representation, or condition not expressed in this Agreement shall affect or be deemed to interpret, change, or restrict the express provisions hereof.
The failure of either party to inspect the documents referred to herein constitutes a waiver of any objection, contention, or claim that may be based upon such an inspection.

     8.9 Creditors. Unless expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of any party hereto.

     8.10 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, promise, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, promise, or condition. Any party may, by notice delivered in the manner provided in this Agreement, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation, or covenant of any other party. No waiver shall affect or alter the remainder of this Agreement but each and every other covenant, duty, promise, and condition hereof shall continue in force and effect with respect to any other then existing or subsequently occurring breach.

     8.11 Rights and Remedies. The rights and remedies of any of the parties hereof shall not be mutually exclusive, and the exercise of the rights arising from one or more of the provisions of this Agreement shall not preclude the exercise of the rights arising from any other provision. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law, statutory or otherwise, of any party aggrieved as against the other parties for a breach or threatened breach of any provision hereof, it being the intention by this paragraph to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

     8.12 Severability. In the event that any condition, covenant, or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant or condition herein contained. If such condition, covenant, or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope of breadth permitted by law.

     8.13 Exhibit. All exhibits attached to this Agreement and any documents to be delivered herewith are expressly made a part of this Agreement as fully as though completely set forth in it. All references to this Agreement, either in the Agreement itself or in any of such writings, shall be deemed to refer to and include this Agreement and all such exhibits and writings. Any breach of or default under any provision of any of such writing shall, for all purposes, constitute a breach or default under this Agreement and all other such writings.

     8.14 Authorization. Each individual executing this Agreement does thereby represent and warrant to each other person so signing (and each other entity for which another person may be signing) that he has been duly authorized to deliver this Agreement in the capacity, and for the entity (if any), set forth where he signs.

     8.15 Survival of Warranties and Representations. The warranties and representations contained in this Agreement shall survive consummation of the transactions contemplated herein.

     8.16 Attorneys' Fees. Should either party take any legal action to enforce any of the terms or provisions of the Loan Documents, or any costs are incurred by reason of breach or default in any of the covenants, representations, warranties, terms, or conditions of the Loan Documents, the nondefaulting party shall be entitled to recover any costs, including attorneys' fees incurred in enforcing the obligations of the other party under the terms of the Loan Documents or in collecting any judgment that may be entered.

     8.17 Time of Essence. Time is of the essence in the performance of the duties, covenants, or obligations of the parties under the terms of this Agreement.

     8.18 Counterpart Execution. This Agreement may be executed as one instrument signed by all parties or in separate counterparts hereof, each of which counterparts shall be considered an original and all of which shall be deemed to be one instrument, and any signed counterpart shall be deemed signed and delivered by the party signing it if sent to any other party hereto by electronic facsimile transmission.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective this 15th day of June, 2001.

                    Debtor:

                    SCIENTIFIC ENERGY, INC.


                    By:   /s/ Jana K. Meyer
                          ----------------------------------
                          Jana K. Meyer, Secretary/Treasurer

                    Creditor:


                    /s/ Todd B. Crosland
                    --------------------
                    TODD B. CROSLAND

                                 [EXHIBIT A]


                               PROMISSORY NOTE


$___0,000.00                 Salt Lake City, Utah              _________, 2001

     FOR VALUE RECEIVED, the undersigned, SCIENTIFIC ENERGY, INC. ("Maker"), a Nevada corporation whose mailing address is 630 North 400 West, Salt Lake City, UT 84103, hereby promises to pay to the order of TODD B. CROSLAND ("Payee"), an individual resident of 630 North 400 West, Salt Lake City, UT 84103, the principal sum of ______________ THOUSAND and NO/100 Dollars ($___0,000.00), or such lesser amount as has been advanced by Payee to Maker pursuant to the Loan Agreement dated June 15, 2001 between Maker and Payee (the "Loan Agreement"), in lawful money of the United States of America for payment of private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days) on the unpaid principal balance from time to time outstanding at a rate which from day to day shall be, except as otherwise provided in this note, the prime rate per annum, compounded monthly. All past due amounts and accrued interest thereon shall bear interest at a rate of the greater of: (a) ten percent (10%) per annum or (b) three percent (3%) plus PRIME per annum, compounded monthly, computed for the actual number of days such amount is outstanding based on a 360-day year.

     1. Payments. The principal amount of this Note, together with all accrued but unpaid interest, shall be due and payable on the date that is thirty (30) days after demand therefor is given by the holder of this Note, which demand shall not occur before June 15, 2002.

     2. Time and Place of Payment. If any payment falls due on a day which is considered a legal holiday in the state of Utah, Maker shall be entitled to delay such payment until the next succeeding regular business day, but interest shall continue to accrue until the payment is in fact made. Each payment or prepayment hereon must be paid at the office of Payee set forth above, or at such other place as the Payee or other holder hereof may from time to time designate in writing, in lawful money or in funds which are or will be available for immediate use by Payee at such office by 2:00 p.m., Salt Lake City time on the day payment or prepayment is due.

     3. Prepayment. Maker reserves the right and privilege of prepaying this Note in whole or in part at any time, or from time to time, without notice, premium, charge, or penalty. Prepayments on this Note shall be applied first to accrued and unpaid interest to the date of such prepayment, next to expenses for which Payee is due to be reimbursed under the terms of this Note, and then to the unpaid principal balance hereof.

     4. Default. An event of default ("Event of Default") shall be deemed to have occurred upon the happening of any of the following events or conditions:

          (a) The failure or refusal of Maker to pay principal of or interest on this note within five (5) days of when the same becomes due in accordance with the terms hereof.

          (b) The failure or refusal of Maker punctually to and properly to perform, observe, and comply with any covenant or agreement contained herein, and such failure or refusal continues for a period of thirty (30) days after Maker has (or, with the exercise of reasonable investigation, should have) notice thereof.

          (c) Maker shall (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter), or
(iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Payee granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally. "Rights" means rights, remedies, powers, and privileges. "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal. "Tribunal" means any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

          (d)     The failure to have discharged within a period of thirty
(30) days after the commencement thereof any attachment, sequestration or similar proceeding against any of the assets of Maker, or the loss, theft or destruction of, or occurrence of substantial damage to, a material part of the assets of Maker, except to the extent adequately covered by insurance.

          (e) Maker fails to pay any money judgment against it at least ten (10) days prior to the date on which any of Maker's assets may be lawfully sold to satisfy such judgment.

          (f) The discovery by Payee that any statement, representation, or warranty herein or in any writing ever delivered to Payee pursuant to this
Note is false, misleading, or erroneous in any material respect.

     If any one or more of the Events of Default specified above shall have happened, the entire unpaid balance of principal of and accrued interest on this Note shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Debtor, and the holder of this Note may, without notice or demand (which are hereby waived), at his option, (i) offset against this Note any sum or sums owed by the holder hereof to Maker, (ii) reduce any claim to judgment, (iii) foreclose all liens or any part thereof, and/or (iv) proceed to protect and enforce its rights either by suit in equity and/or by action of law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or in aid of the exercise granted by this Note, of any right, or to enforce any other legal or equitable right or remedy of the holder of this Note.

     5.     Cumulative Rights.  No delay on the part of the holder of this
Note in the exercise of any power or right or single partial exercise of any such power or right under this Note, or under any other instrument executed pursuant hereto shall operate as a waiver thereof. Enforcement by the holder of this Note of any right for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

     6. Collection Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including but not limited to court costs and reasonable attorney's fees of the Payee.

     7. Waiver. Maker, and each surety, endorser, guarantor, and other party liable for the payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, and notice of protest and nonpayment, or other notice of default except as specified herein and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any partial payment, any release or change in any security for the payment of this Note, before or after maturity, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

     8. Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (a) when actually received by Maker, if delivered in person, (b) if mailed, on the earlier of the date actually received or (whether ever received or not) two business days after deposit in the U. S. Mail, postage prepaid, addressed to Maker at its address on the first page, or (c) as otherwise provided in the Loan Agreement.

     9. Successor and Assigns. All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Payee, assign any rights, powers, duties, or obligations under this note.

     10. Headings. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

     11. Applicable Law. This Note is being executed and delivered, and is intended to be performed, in the state of Utah, and the substantive laws of such state shall govern the validity, construction, enforcement and interpretation of this Note except insofar as federal laws shall have application.


     EXECUTED effective the ______ day of _______________, 2001.

                              SCIENTIFIC ENERGY, INC.


                              By:_______________________________________
                                 Jana K. Meyer, Secretary/Treasurer